                                                                   Exhibit 2.15

                     RECAPITALIZATION AND EXCHANGE AGREEMENT
                     ---------------------------------------

         This RECAPITALIZATION AND EXCHANGE AGREEMENT (this "Agreement"), is
                                                       ---------------
made as of October 19, 2001 by and among Interliant, Inc. (the "Company") and
                                                           ------------
each of the holders named in Schedule I hereto (each a "Holder" and
                             ----------                 ------
collectively, the "Holders").
                   -------
                                    RECITALS
                                    --------

         WHEREAS, pursuant to that certain Purchase Agreement, dated February 10, 2000, between the Company and the Initial Purchasers (as defined therein) (the "Purchase Agreement") and the Indenture (the "Indenture"), dated February
      ------------------                           ---------
16, 2000, between the Company and The Chase Manhattan Bank, as trustee, the Company issued its 7% Convertible Subordinated Notes due 2005 (the "Subordinated
                                                                    ------------
Notes"), and the Holders purchased from the Initial Purchasers Subordinated
-----
Notes in the aggregate principal amount of $126,753,000, allocated among the Holders as set forth in Schedule I hereto opposite the name of such Holder;
                        ----------

         WHEREAS, the Company is in default as of the date hereof of certain of its obligations under the Subordinated Notes;

         WHEREAS, the Company and the Holders desire to effect a recapitalization of the Company by exchanging the Subordinated Notes held by them for cash and new securities as set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                            ARTICLE I - THE EXCHANGE
                            ------------------------

1.1      Exchange. Subject to and in accordance with the terms of this
         --------
Agreement, at the Closing (as defined below), each Holder shall deliver and surrender to the Company Subordinated Notes in the principal amount set forth opposite such Holder's name on Schedule I hereto and, in exchange, the Company
                               ----------
shall pay, issue and deliver to each such Holder (i) cash in an amount set forth opposite such Holder's name on Schedule II hereto, (ii) 10% Senior Convertible
                               -----------
Notes of the Company, due 2006 to be issued pursuant to the Indenture (the "Senior Notes Indenture"), dated as of the Closing Date (as defined below),
 ----------------------
between the Company and The Chase Manhattan Bank, as trustee, in the form attached hereto as Exhibit A (the "Senior Notes"), in the principal amount set
                   ---------       ------------
forth opposite such Holder's name in Schedule II, and (iii) warrants, to be
                                     -----------
issued pursuant to the Warrant Agreement, dated as of the Closing Date, between the Company and The Chase Manhattan Bank, as warrant agent, in the form attached hereto as Exhibit B (the "Warrants"), to purchase up to that number of shares of
          ---------       --------
common stock of the Company, par value $.01 per share (the "Common Stock"), set
                                                            ------------
forth opposite such Holder's name on Schedule II hereto at a price of $0.60 per
                                     -----------
share, or such greater consideration as may be paid to the remaining holders of the Subordinated Notes under the exchange offer contemplated by the Company (the "Exchange Offer") pursuant to Rule 13e-4
                                  --------------
promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act").
---

1.2  Closing. The closing of the exchange described in Section 1.1 above
     -------
(the "Closing") shall occur at the offices of Proskauer Rose LLP, 1585 Broadway,
      -------
New York, New York 10036 at a date and time to be agreed upon by the parties, but in no event later than December 31, 2001 (the "Closing Date"). At the
                                                   ------------
Closing, each Holder (i) shall deliver and surrender to the Company for cancellation certificates representing the Subordinated Notes to be delivered and surrendered by such Holder endorsed in blank, and otherwise in form and substance reasonably satisfactory to counsel to the Company, and (ii) shall deliver a properly executed Registration Rights Agreement, dated as of the Closing Date, in the form attached herein as Exhibit C (the "Rights Agreement").
                                             ----------      ----------------
At the Closing, the Company shall deliver to each Holder (i) a check payable to such Holder in an amount equal to the cash payment, (ii) a certificate registered in the name of such Holder representing Senior Notes in the principal amount to be received by such Holder, (iii) a certificate registered in the name of such Holder representing that number of Warrants to be received by such Holder and (iv) a properly executed Rights Agreement.

1.3  Waiver. Subject to the consummation of the exchange contemplated by this
     ------
Agreement, each Holder hereby waives any and all rights to receive any payments, including, without limitation, interest payments with respect to the Subordinated Notes, and agrees that the Company's obligations to the Holders under this Agreement, the Senior Note Indenture, the Senior Notes, the Rights Agreement and the Warrant Agreement supercede and replace in their entirety the Company's obligations to the Holders under the Subordinated Notes, the Purchase Agreement, the Offering Memorandum of the Company relating to the Subordinated Notes, dated February 10, 2000, the Indenture and any other documents executed in connection therewith.

           ARTICLE II - REPRESENTATION AND WARRANTIES OF THE COMPANY
           ---------------------------------------------------------

The Company represents and warrants to each Holder, that:

2.1  Organization, Qualifications and Corporate Power. The Company is a
     ------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where such failure to qualify or be in good standing would not have a material adverse effect on the Company. The Company has the corporate power and authority (i) to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, (ii) to execute, deliver and perform this Agreement, the Senior Notes Indenture, the Warrant Agreement and the Rights Agreement (collectively, the "Transaction Documents"), and (iii) to issue, sell
                              ---------------------
and deliver the Senior Notes, the Warrants, the additional Senior Notes in lieu of cash interest payments on the Senior Notes (the "PIK Notes"), and the shares of Common Stock
                                   ---------
issuable upon exercise of the Warrants (the "Warrant Shares") and upon
                                             ---------------
conversion of the Senior Notes and the PIK Notes (the "Conversion Shares") (the
                                                       -----------------
Senior Notes, the PIK Notes, the Warrants, the Warrants Shares and the Conversion Shares, each, a "Security" and collectively, the "Securities").
                            --------                         ----------

2.2  Corporate Authorization; Non-Violation. The execution and delivery by the
     --------------------------------------
Company of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Senior Notes, the Warrants, the PIK Notes, and the reservation, issuance and delivery of the Warrant Shares and the Conversion Shares, (i) have been duly authorized by all requisite corporate action, (ii) other than as set forth on Schedule 2.2 hereto,
                                                            ------------
will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter"), or the By-laws of the Company, as amended, or any provision of any
 -------
indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, accelerate or terminate any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company and (iii) will not require any notice, consent or waiver under any material indenture, agreement or other instrument to which the Company is a party or by which any of its properties or assets are bound, other than such notice, consent or waiver as shall have previously been obtained.

2.3  Issuance of Securities. When issued in accordance with this Agreement and
     ----------------------
the Senior Notes Indenture, the Senior Notes and the PIK Notes will be duly authorized and validly issued, and will be free and clear of all liens, charges, restrictions, preemptive or similar rights, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the Senior Notes Indenture, the Rights Agreement and the Charter. When issued in accordance with this Agreement and the Warrant Agreement, the Warrants will be duly authorized and validly issued and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the Warrant Agreement, the Rights Agreement, the Warrants and the Charter. The Warrant Shares and the Conversion Shares have been duly reserved, and shall remain reserved out of the authorized but unissued shares of Common Stock, for issuance upon exercise of the Warrants and upon conversion of the Senior Notes and the PIK Notes and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, preemptive or similar rights, claims and encumbrances imposed by or through the Company except as set forth in this Agreement. The issuance, sale or delivery of the Securities is not subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person, which have not been duly and validly waived.

2.4  Validity. This Agreement constitutes, and when executed, delivered, and/or
     --------
issued, the other Transaction Documents, the Senior Notes, the PIK Notes and the Warrants will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

2.5  Full Disclosure. All documents filed by the Company pursuant to the
     ---------------
Exchange Act since December 31, 1999: (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties of the Company contained in this Agreement, any schedule, annex, or exhibit hereto and any agreement, instrument, certificate or information furnished by the Company to the Holders pursuant to this Agreement, including the information referred to in Section 3.7 hereof, taken as a whole, do not contain as of the date hereof any untrue statement of material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

2.6  Capitalization. The authorized, issued and outstanding share capital of the
     --------------
Company as of September 30, 2001, is as set forth in Schedule 2.6A. All of the
                                                     -------------
outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable. Except as set forth on
Schedule 2.6A and Schedule 2.6B, there are no existing option, warrant, call,
-------------     -------------
commitment or other agreements to which the Company is a party or bound requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Common Stock or other securities convertible into Common Stock or redemption of any shares of Common Stock. Except as contemplated by the Rights Agreement or the other agreements set forth on Schedule 2.6B, the Company is not a party to
                                  -------------
any agreement granting registration or anti-dilution rights to any person with respect to its debt or equity securities.

2.7  No Material Adverse Change. The financial statements of the Company
     --------------------------
included in its most recent quarterly report on Form 10-Q (the "Form 10-Q") have
                                                ---------       ---------
been prepared in accordance with GAAP applied on a consistent basis and, as of their respective dates and for the periods then ended, fairly present the consolidated financial position and results of operation of the Company and its consolidated subsidiaries. Except as set forth in Schedule 2.7, since the date
                                                  ------------
of the financial statements included in the Form 10-Q, there has been no Material Adverse Change in the Company and its consolidated subsidiaries. "Material Adverse Change" shall mean any change in the business, operations, properties, prospects or financial condition of any person that is, or is reasonably likely to be, material and adverse to such person and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstances, or situation that would prohibit or otherwise interfere with the ability of such person to enter into and perform any of its obligations under the Transaction Documents. Notwithstanding the preceding sentence, Material Adverse Change shall not include any adverse change caused by a general slowdown in the Company's industry or in economic conditions in the United States or the World.

2.8 Brokers. The Company has no contract, arrangement or understanding with any
    -------
broker, finder or similar agent with respect to the transactions contemplated by this Agreement other than agreements with Fir Tree, Inc. d/b/a Fir Tree Partners, and Zolfo Cooper, LLC, copies of which are annexed hereto as Exhibits
                                                                       --------
D and E.
-------

2.9  Private Offering. Assuming the correctness of the representations and
     ----------------
warranties set forth in Article III hereof, the offer and sale of the Senior Notes and the Warrants to the Holders hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company
                                                   --------------
has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
          -----------------------------------------------------------

     Each Holder,severally, and not jointly, represents and warrants to the Company that:

3.1  Authorization; Non-Violation. The execution and delivery by such Holder of
     ----------------------------
this Agreement, and the performance by such Holder of its obligations hereunder,
(i) have been duly authorized by all requisite action (corporate or otherwise) and constitute the legal, valid and binding obligation of such Holder, enforceable against it in accordance with the terms herein, (ii) will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or the by-laws of such Holder, as amended, or any provision of any indenture, agreement or other instrument to which such Holder or any of its properties or assets is bound, or conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, accelerate or terminate any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of such Holder and (iii) other than as set forth on
Schedule 3.1 hereto, will not require any notice, consent or waiver under any
------------
material indenture, agreement or other instrument to which such Holder is a party or by which any of its properties or assets are bound, other than such notice, consent or waiver as shall have previously been obtained.

3.2  Ownership and Title. The Subordinated Notes in the principal amount set
     -------------------
forth opposite each Holder's name on Schedule I hereto are the only Subordinated
                                     ----------
Notes of the Company held by such Holder. Each Holder owns and has good and marketable title in such Subordinated Notes and, except as set forth in the Indenture, holds such

Subordinated Notes free and clear of all liens, charges, encumbrances, debt, restrictions, rights, claims, options to purchase or calls or commitments of any kind.

3.3  Accredited Investor. Such Holder is an "accredited investor" within
     -------------------
the meaning of Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Senior Notes or the Warrants.

3.4  Knowledge and Experience. (a) Such Holder has sufficient knowledge
     ------------------------
and experience in investing so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; and (b) such Holder acknowledges and agrees that it had reasonable time and opportunity to ask questions of and receive answers from the Company's management concerning the business and affairs of the Company and to obtain any additional information from the Company that was necessary for it to evaluate the risks and merits of an investment in the Company, provided, that such investigation shall not impair Holder's ability to rely on the Company's representations and warranties contained in this Agreement.

3.5  Investment Purposes. The Senior Notes and the Warrants being purchased by
     -------------------
such Holder are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except in accordance with the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or blue sky laws.

3.6  Private Offering. Such Holder acknowledges and understands that (a) the
     ----------------
Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and the Company's reliance on such exemption is predicated, in part, upon such Holder's representations set forth in this Article III, (b) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and all applicable state securities and "blue sky" laws or unless such disposition is exempt from such registration, (c) the Securities will bear a legend to such effect and (d) the Company will make a notation on its transfer books to such effect.

3.7  Disclosure Matters. (a) Such Holder acknowledges that it was informed
     ------------------
by the Company and it is aware of the fact that the Company may not have sufficient cash to continue its operations beyond December 31, 2001, nor to finance and close the exchange provided for herein, if it fails to obtain additional funding through the sale of business divisions and/or assets (including the sale of the Company's retail web hosting division, which may or may not occur), obtaining equity financing or incurring additional debt, and that no assurance can be given that the Company will be able to obtain such additional funding. (b) Such Holder acknowledges that it was informed by the Company and it is aware that (i) the total stockholders' equity and the per share price of the Company's Common Stock had fallen below the minimum continued listing requirements of the Nasdaq National Market on which the Common Stock is currently listed, (ii) Nasdaq implemented a moratorium on such continued listing requirements until January 2, 2002 and as a result the Company is qualified for listing until at least such date, and (iii) the Company may be delisted from Nasdaq after the end of such moratorium period if it does not comply with the continued listing requirements then in effect. (c) Such Holder acknowledges that it was informed by the Company and it is aware that the Company and Microsoft Corporation ("Microsoft") intend to enter into an agreement (the "Microsoft Agreement")
  ---------                                           -------------------
pursuant to which the Company will repurchase from Microsoft $10 million principal amount of Subordinated Notes owned by Microsoft for approximately $900,000 in cash, provided, however, that the closing of the Microsoft Agreement
                  --------  -------
shall not occur prior to the earlier of the Closing Date and December 31, 2001.
(d) Such Holder acknowledges that in connection with the transactions contemplated by this Agreement, the conversion price of $19 million aggregate principal amount of the Company's 8% Convertible Subordinated Notes due 2003 which are held by Charterhouse Equity Partners III, L.P., Softbank Technology Ventures VI L.P. and their respective affiliates, is being reduced from $1.10 per share to $1.00 per share and the exercise price of outstanding warrants to purchase 5,181,870 shares of Common Stock which are held by Charterhouse Equity Partners III, L.P., Softbank Technology Ventures VI L.P. and their respective affiliates, is being reduced from $1.25 per share to $0.60 per share. (e) Such Holder acknowledges that the Company intends to commence the Exchange Offer pursuant to which the holders (other than the Holders) of the Subordinated Notes shall be offered the same or less consideration for their Subordinated Notes as provided for in this Agreement.

3.8  Brokers. Such Holder has no contract, arrangement or understanding with any
     -------
broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                     ARTICLE IV - COVENANTS OF THE HOLDERS
                     -------------------------------------

     Each Holder, severally, and not jointly, covenants with the Company as follows.

4.1  Rule 144A. Each Holder, severally, and not jointly, hereby covenants and
     ---------
agrees that in the event such Holder sells any Senior Notes, PIK Notes or Warrants pursuant to Rule 144A promulgated under the Securities Act, such Holder shall (i) obtain on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advise such purchaser that Rule 144A is being relied upon with respect to such resale.

4.2  Forbearance. Each Holder hereby agrees not to accelerate or demand
     -----------
payment of any principal amount of Subordinated Notes owned by such Holder or any interest thereon and not to take any other actions against the Company due to, or in connection with the Company's default under the Indenture until the earlier of the termination of the Exchange Offer without any Subordinated Notes having been purchased thereunder by the Company and December 31, 2001.

4.3  Restrictions on Transfer. Each Holder, severally, and not jointly, hereby
     ------------------------
covenants and agrees that such Holder shall not, directly or indirectly, transfer, sell or otherwise dispose of (collectively, "Transfer") any Security
                                                       --------
unless (a) such Transfer is pursuant to an effective registration statement under the Securities Act; or (b) such Transfer is pursuant to an exemption from registration under the Securities Act and any state securities or "blue sky" laws.

4.4  Notice of Transfer. Prior to a proposed Transfer of any Security without
     ------------------
registration under the Securities Act, the Holder shall give notice to the Company of its intention to effect such Transfer. The notice shall describe in reasonable details the manner and circumstances of the proposed Transfer and shall be accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed Transfer may be effected without such registration. In addition, each Holder shall cause any transferee of the Securities, as a condition to the consummation of such transfer, to agree to be subject to the provisions of this Agreement.

4.5  No Exclusivity. The restrictions on Transfer contained herein shall not be
     --------------
exclusive and each Holder shall be subject to any other provisions or restrictions on Transfer contained in any other documents in connection with the Securities.

                ARTICLE V - CONDITIONS TO CLOSING OF THE COMPANY
                ------------------------------------------------

The obligation of the Company to consummate the recapitalization and exchange contemplated by this Agreement shall be subject to the fulfillment prior to the Closing of the following conditions, any or all of which may be waived by the Company to the extent permitted by applicable law:

5.1  Representations and Warranties. On and as of the date of the Closing, the
     ------------------------------
representations and warranties of each of the Holders set forth in this Agreement shall be true and correct in all material respects.

5.2  Performance of Obligations. Each Holder shall have performed or complied
     --------------------------
in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with by such Holder under this Agreement prior to the Closing.

5.3  Officer Certificate. The Company shall have received a certificate dated as
     -------------------
of the date of the Closing executed by a senior officer of each Holder certifying that, to such officer's knowledge, the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4  Registration Rights Agreement.  Each Holder shall have executed and
     -----------------------------
delivered to the Company the Rights Agreement.

5.5  Stockholders' Approval or Waiver.  The Company shall have obtained the
     --------------------------------
approval of the stockholders of the Company, or a waiver from the National Association of Securities Dealers Automated Quotation System ("Nasdaq") of the requirement
                                                   ------
to obtain such approval, for the issuance, pursuant to this Agreement, of the Senior Notes, the PIK Notes and the Warrants, which are convertible into or exercisable for 20% or more of the issued and outstanding Common Stock of the Company as of the date of this Agreement.

5.7  Completion of Tender. The Company shall have completed the Tender Offer and
     --------------------
the Company shall have purchased thereunder and/or under the Microsoft Agreement an aggregate of not less than $13,186,000 million, or 8%, principal amount of Subordinated Notes prior to December 31, 2001.

               ARTICLE VI - CONDITIONS TO CLOSING OF THE HOLDERS
               -------------------------------------------------

The obligations of each of the Holders to consummate the recapitalization and exchange contemplated by this Agreement shall be subject to the fulfillment prior to the Closing of the following conditions, any or all of which may be waived by the Holders to the extent permitted by applicable law:

6.1  Representations and Warranties. On and as of the date of the Closing, the
     ------------------------------
representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects.

6.2  Performance of Obligations. The Company shall have performed or complied
     --------------------------
in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with by the Company under this Agreement prior to the Closing.

6.3  Officer Certificate. Each Holder shall have received a certificate dated as
     -------------------
of the date of the Closing executed by a senior officer of the Company certifying that, to such officer's knowledge, the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

6.4  Registration Rights Agreement. The Company shall have executed and
     -----------------------------
delivered to each Holder the Rights Agreement.

6.5  Stockholders' Approval or Waiver. The Company shall have obtained the
     --------------------------------
approval of the stockholders of the Company, or a waiver from Nasdaq of the requirement to obtain such approval, for the issuance, pursuant to this Agreement, of the Senior Notes, the PIK Notes and the Warrants, which are convertible into or exercisable for 20% or more of the issued and outstanding Common Stock of the Company as of the date of this Agreement.

6.7  Completion of Tender. The Company shall have completed the Tender Offer and
     --------------------
the Company shall have purchased thereunder and/or the Microsoft Agreement an aggregate of not less than $13,186,000 million, or 8% principal amount of Subordinated Notes prior to December 31, 2001.

6.8  Opinion of Counsel. The Company shall have obtained an opinion of counsel
     ------------------
to the Company in form and substance reasonably satisfactory to the Holders with respect to the Senior Notes, stating among other things, that the Senior Notes have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, that the Conversion Shares and the Warrant Shares have been duly reserved for issuance, and that the issuance of the Senior Notes, the Warrants and the Conversion Shares is exempt from registration under the Securities Act.

                          ARTICLE VII - MISCELLANEOUS
                          ---------------------------

7.1  Legend. Each Holder acknowledges and agrees that each certificate
     ------
representing the Securities shall bear substantially the legend set forth below:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS."

7.2  Survival of Agreements. All covenants, agreements, representations and
     ----------------------
warranties made herein shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities.

7.3  Further Actions. At any time and from time to time, each party agrees,
     ---------------
without further consideration, to take such actions and to execute and deliver such documents as may be necessary or desirable to effectuate the purposes of this agreement.

7.4  Binding Effect; Successors and Assigns. This Agreement will be binding upon
     --------------------------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.5  Brokerage. Each party hereto will indemnify and hold harmless the other
     ---------
against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

7.6  Notices.  All notices, requests, consents and other communications
     -------
hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or by facsimile transmission (electronic confirmation of receipt required), addressed as follows:

                           if to the Company:
                           Two Manhattanville Road
                           Purchase, New York 10577
                           Attention: General Counsel
                           Tel: (914) 696-6202
                           Facsimile: (914) 694-1396

                           With a copy to:
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036
                           Attention: Stephen W. Rubin, Esq.
                           Tel: (212) 969-3330
                           Facsimile: (212) 969-2900

                           if to any Holder:
                           At the address of such Holder set forth in
                           Schedule 1.
                           ----------

                           With a copy to:
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201
                           Attention: Eliot D. Raffkind
                           Tel: (214) 969-4667
                           Facsimile: (214) 969-4343

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Each such notice, request, consent or other communication shall be treated as having been given when delivered if delivered personally or by overnight courier, upon confirmation of receipt if sent by facsimile or three business days after being sent by registered mail.

7.7  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the internal laws of the State of New York, without regard to the conflicts of laws provisions thereof.

7.8  Entire Agreement.  This Agreement, including the Schedules and Exhibits
     ----------------
hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.


7.9  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Amendments. This Agreement may not be amended or modified, and no
     ----------
provisions hereof may be waived, without the written consent of the Company and each Holder.

7.11 Severability. If any provision of this Agreement shall be
     ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

7.12 Expenses. The reasonable fees and expenses of counsel for Holders with
     --------
regard to this Agreement and the other Transaction Documents, not to exceed $50,000, shall be paid by the Company on the earlier of the Closing Date and December 31, 2001; provided, however, that the foregoing payment shall be in
                   --------  -------
addition to, and not in lieu of, the fees and expenses payable by the Company to the Holders pursuant to the terms of Section 4 of the Rights Agreement.

7.13 Equitable Remedy. The parties hereby agree that a breach of the provisions
     ----------------
of this Agreement could not adequately be compensated by money damages, and that each party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

7.14 No Disclosure. The Company shall not make any press release or similar
     -------------
public announcement concerning this Agreement that includes the name of a Holder without such Holder's prior written consent, unless such disclosure is required by any applicable law, the rules and regulations of any self-regulatory organization or any governmental agency. The Holders acknowledge that the Company's obligations hereunder shall not apply to any required filings with the Securities and Exchange Commission or Nasdaq.

7.15 Titles and Subtitles. The titles and subtitles used in this Agreement are
     --------------------
for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

                [Remainder of the page intentionally left blank]

         IN WITNESS WHEREOF, the Company and the Holders have executed this Recapitalization and Exchange Agreement as of the day and year first above written.

                                 INTERLIANT, INC.
                                 By: /s/ Francis J. Alfano
                                     ---------------------
                                     Name: Francis J. Alfano
                                     Title: Chief Financial Officer

                                 HOLDERS

                                 BNP PARIBAS EQUITY STRATEGIES, S.N.C.
                                 By: /s/ Thomas J. Mahoney
                                     ---------------------
                                 Name: Thomas J. Mahoney
                                 Title: Chief Operating Officer

                                 CAMDEN ASSET MANAGEMENT
                                 By: /s/ Zoltan H. Zsitvay
                                     ---------------------
                                 Name: Zoltan H. Zsitvay
                                 Title: Partner and PM

                                 TRIBECA INVESTMENTS, LLC
                                 By: /s/ Tian Xue
                                     ------------
                                     Name: Tian Xue
                                     Title: Vice President

                                 CREEDON CAPITAL [LLC]
                                 By:  /s/ Paul Giordano
                                      -----------------
                                     Name: Paul Giordano
                                     Title: Managing Director

                              FIR TREE VALUE FUND, LTD.;
                              FIR TREE INSTITUTION VALUE FUND, L.P.
                              FIR TREE VALUE PARTNERS, LTD.; and
                              FIR TREE RECOVERY FUND, L.P.
                              By: /s/ Scott Henkin
                                  ----------------
                                  Name: Scott Henkin
                                  Title: Vice President

                              JMG/TRITON OFFSHORE FUND, LTD.
                              By: /s/ David Rubenstein
                                  --------------------
                                  Name: David Rubenstein
                                  Title: Fund Manager

                              HARVARD MANAGEMENT COMPANY, INC.
                              (d/b/a President And Fellows of Harvard College)

                              By: /s/ Michael S. Pradko
                                  ---------------------
                              Name: Michael S. Pradko
                              Title: Authorized Signatory

                              By: /s/ Stephen T. McSweeney
                                  ------------------------
                                  Name: Stephen T. McSweeney
                                  Title: Authorized Signatory

                              R2 INVESTMENTS, LDC
                              By:  Amalgamated Gadget, L.P., as
                                   Investment Manager of R2 Investments, LDC

                              By:  Scepter Holdings, Inc., its General Partner

                              By:  /s/ Robert McCormick
                                   --------------------
                                   Robert McCormick, Vice President

               LIST OF SCHEDULES AND EXHIBITS
               ------------------------------

SCHEDULES*
----------

Schedule I       Name and Holdings of Subordinated Noteholders

Schedule II      Exchange Consideration

Schedule 2.2     Certain Registration Rights Agreements between the Company and other parties

Schedule 2.6A    Capitalization Table as of September 30, 2001

Schedule 2.6B    Existing Securities and Agreements Affecting the Company's
                   Common Stock

Schedule 2.7     Changes in Financial Condition of Company since September 30,
                   2001

Schedule 3.1     Required Notices or Consents


EXHIBITS*
---------

Exhibit A        Form of Senior Notes

Exhibit B        Form of Warrants

Exhibit C        Form of Registration Rights Agreement

Exhibit D        Agreement dated September 10, 2001 between the Company and
                   Fir Tree, Inc.

Exhibit E        Agreement dated September 10, 2001 between the Company and
                   Zolfo Cooper, LLC


--------------------------------------------------

* Interliant, Inc. will provide the Securities and Exchange Commission with the schedules and exhibits listed above upon request